(Seal  of  the  State  of  Nevada)

CORPORATE  CHARTER
-----------------

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that Plume Creek, Inc did on April 9, 1999, file in this office the original Articles of Incorporation, that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by law in said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on April 12, 1999

/s/  Dean  Heller,  Secretary  of  State

By:  /s/  Marianne  Lockyer,  Certification  Clerk

(Seal  of  the  State  of  Nevada)

CERTIFICATE  OF  EXISTENCE  WITH  STATUS  IN  GOOD  STANDING
-----------------------------------------------------

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, and limited-liability partnerships pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence Plume Creek, Inc, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since April 9, 1999, and is in good standing with this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on April 16, 1999

/s/  Dean  Heller,  Secretary  of  State

By:  /s/  Marianne  Lockyer,  Certification  Clerk












Submission page 29 of 50

Form of the State of Nevada bearing the name of Dean Heller, Secretary of State and the State Seal. Stamped FILED #C8731-99, dated April 9, 1999.

ARTICLES  OF  INCORPORATION  (Pursuant  to  NRS  78)

1.  Name  of  Corporation:  Plume  Creek,  Inc.

2.  Resident  Agent  Name
   and  Street  Address:   Resident  Agents  of  Nevada,  Inc.
                         711  S.  Carson  Street,  Carson  City,  Nevada  89701

3.  Shares:               Number of shares with par value: 25,000,000
                          Par value:  .001

4.  Governing  Board:      The  first  Board of Directors/Trustees shall consist
                         of  1 members whose names and addresses are as follows:
                         David  A.  Miller  PO  Box  396  Murray  Idaho,  83574

5.  Purpose:              Any  legal

6.  Other  matters:

7.  Names,  Addresses  and
   Signatures  of
   Incorporators:         David  A.  Miller  PO  Box  396  Murray  Idaho,  83574
                          As  Incorporator  of  Plume  Creek,  Inc.
                          /s/  David  A  Miller

Notary:                 This  instrument  was acknowledged before me on April 7,
1999
                        By  David  A Miller as incorporator of Plume Creek, Inc.

                        (Seal  of  Notary  Public)
                        /s/  Marlene  R.  Martin

Certificate  of
Acceptance  of
Appointment  of
Resident Agent:         Resident Agents of Nevada, Inc hereby accept appointment
                        As  Resident  Agent  for  the  above  named Corporation.
                        /s/  Patricia  A.  Bozin,  April  9,  1999

CERTIFICATE  OF  ACCEPTANCE  OF  APPOINTMENT  OF  RESIDENT  AGENT

IN  THE  MATTER  OF:  PLUME  CREEK,  INC.

     Resident  Agents  of  Nevada,  Inc.,  with address of 711 S. Carson, Carson
City, Nevada 89701, hereby accepts the appointment as Resident Agent of the above entitled entity in accordance with NRS 78.090 and NRS 86.151.

     Furthermore, that the mailing address for the above registered office is as set forth above.

     IN  WITNESS  WHEREOF,  I  hereunto  set  my  hand  on  April  9.  1999.

/s/  Patricia  A.  Bozin
Resident  Agents  of  Nevada,  Inc.
Resident  Agent.
FILED  #C8731-99,  dated  April  9,  1999.


Submission page 30 of 50
(PAGE)
ARTICLES  OF  INCORPORATION  OF  PLUME  CREEK,  INC.

KNOW  ALL  MEN  BY  THESE  PRESENTS:

     That we the undersigned full aged citizens and residents of the United States of America, have this day voluntarily associated ourselves for the purpose of forming a corporation under the laws of the State of Nevada, and to that end we do hereby certify:

ARTICLE  I

That  the  name  of  this  corporation  shall  be  and  is:  PLUME  CREEK,  INC.

ARTICLE  II

That the period of existence and duration of the life of this corporation shall be perpetual

ARTICLE  III

That the location of the principal office of this corporation, subject to change by the Board of Directors shall be at Murray, Idaho, with the right in the corporation, however, to establish branch offices elsewhere in the United States of America, or in foreign countries at such places as the Board of Directors may direct. Meetings of the stockholders or directors, either regular or special may be called and held at any place without he State of Idaho and within the united States as the By-laws from time to time provide.

ARTICLE  IV

PURPOSES: That the purpose of the corporation is to engage in and or all lawful business for which corporation may be incorporated under the Nevada Business Corporation Act.

ARTICLE  V

That the authorized capital of this corporation shall consist of Twenty Five Thousand ($25,000.00) dollars, divided into Twenty Five Million (25,00,000) shares of the par value 1/10 cent ($0.001) each, and which stock shall be non-assessable.

ARTICLE  VI

That the management and affairs of the corporation shall be vested in and conducted by a Board of Directors, which shall consist of not less than one (1 or more than seven (7) persons, provided, however, that the number of directors on said Board may be increased or decreased by a majority resolution of said Board, but in no event shall the Board have less than one (1) member; such Board of Directors shall be elected at the annual meeting of the stockholders, and such directors shall hold office for one (1) year, or until their respective successors are elected or qualified. Until the first annual meeting and until their successors are elected and qualified, unless the number of directors shall be increased in the interim, the following named persons shall constitute the Board of Directors, to-wit:

Name                           Address
David  A  Miller                 Box  396,  Murray  Idaho,  83874




Submission page 31 of 50

The Board of Directors shall elect annually immediately following the annual meeting of the stockholders, a president, one or more vice-presidents, a secretary and a treasurer of this corporation. The officers so elected shall hold office for a period of one (1) year, or until their successors are elected and qualified. Only the president and vice-president need be a member of the Board of Directors of the corporation.

ARTICLE  VII

That in addition to the power conferred by statute upon the shareholders to amend repeal or adopt By-Laws, the By-Laws of this corporation may be amended or repealed and new By-Laws adopted by a majority of the directors of this corporation, provided, however, that the Board of Directors shall not make or alter any By-Laws fixing their qualifications, classifications, term of office or compensation.

ARTICLE  VIII

That the preemptive rights, otherwise provided for by statute, shall not attach to any of the shares of stock of this corporation and none of said shares shall be subject thereto for any reason.

ARTICLE  IX

That the names and post office addresses of each of the incorporators of this corporation and the number of shares of stock actually subscribed and paid for by each thereof is as follows:

Name                           Address                             No. of Shares
                                                                   Subscribed
and
                                                                   Paid  For

David  A  Miller                 Box  396,  Murray  Idaho,  83874            1

IN WITNESS WHEREOF, we have hereunto set our hands and seals on this 9th day of April, 1999.

/s/  David  A.  Miller

STATE  OF  IDAHO    )
                  )ss.
County  of  Shoshone)

On this 7th day of April, 1999, before me, the undersigned Notary Public, personally appeared DAVID A MILLER, known to me to be the same person whose name is subscribed to the within instrument as Incorporator, and he duly acknowledges to me that executed the same freely and voluntarily for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at Osborn, Idaho, the day and year in this Certificate first above written.


Seal  of  Notary  Public

/s/  Marlene  R.  Martin
Residing  at:  Kellogg
Commission  expires:  9-28-2004


Submission page 32 of 50

Certificate  of  Amendment  of  Articles  of  Incorporation
(Before  payment  of  Capital  or  Issuance  of  Stock)

David A Miller (name of incorporator or director) and __________________ (name of incorporator or director) certify that:

1. They constitute at least two-thirds of the original incorporators or of the directors of Plume Creek, Inc, a Nevada Corporation.

2. The original Articles were filed in the Office of the Secretary of State on April 9, 1999.

3. As of the date of this certificate, no stock of the corporation has been issued.

4. They hereby adopt the following amendments to the articles of incorporation of this corporation.

Article  3  is  amended  to  read  as  follows:

3.  Shares:
  (No.  of  shares  corporation    Number  of  Shares
   authorized  to  issue)         with  par  value:         100,000,000

                                Number  of  Shares  without  par  value:  0

/s/  David  A.  Miller

Filed in the office of the Secretary of State of the State of Nevada on June 16, 1999. No. C8731-99, /s/ Dean Heller, Secretary of State

State  of  Idaho     )
                   )ss.
County  of  Shoshone  )

On June 9, 1999, personally appeared before me, a Notary Public, David A. Miller, who acknowledged that they executed the above instrument.

/s/  WC  Rymer,  Notary






















Submission page 33 of 50

                               ARTICLES OF MERGER


1.  NAME  AND  JURISDICTION  OF  ORGANIZATION  OF  MERGING CONSTITUENT ENTITIES:

Plume  Creek,  Inc.               An  Idaho  Corporation
PO  Box  396
6352  Pritchard  Creek  Rd.
Murray,  Id.  83874

Plume  Creek,  Inc.               A  Nevada  Corporation
PO  Box  396
6352  Pritchard  Creek  Rd.
Murray,  Id.  83874

SURVIVING  ENTITY:

Plume  Creek,  Inc.               A  Nevada,  Domestic,  For  Profit Corporation
PO  Box  396
6352  Pritchard  Creek  Rd.
Murray,  Id.  83874

RESIDENT  AGENT:

Resident  Agents  of  Nevada
711  S.  Carson  St.
Carson  City,  Nv.  89701

2.  A  PLAN  OF  MERGER  HAS BEEN FORMED AND ADOPTED BY EACH CONSTITUENT ENTITY.

PLEASE NOTE: COMPLETE EXECUTED PLAN OF MERGER IS ON FILE AT THE REGISTERED OFFICE, PLUME CREEK, INC. PO BOX 396, MURRAY, ID. 83874,
PH. 208-682-4739, AND IS AVAILABLE ON REQUEST, WITHOUT COST TO ANY OWNER OF ANY ENTITY WHICH IS A PARTY TO THE MERGER.

3.     PLUME  CREEK,  INC.  (AN  IDAHO  CORPORATION)

PLAN  OF  MERGER  WAS  ADOPTED  BY  A  VOTE  OF  THE  SHAREHOLDERS.

On April 15, 1999 a Special Meeting of the Board of Directors of Plume Creek, Inc., an Idaho Corporation, was held. The purpose of the meeting was to discuss and vote upon a plan of merger with a newly formed Nevada corporation. The sole purpose of the merger is to effect a change of domicile for the corporation from the State of Idaho to the State of Nevada.

The Board of Directors agreed upon the plan of merger subject to ratification by the shareholders.

April 22, 1999, Notice of Special Meeting in Lieu of Annual Meeting of Shareholders mailed to all shareholders.










Submission page 34 of 50

May 3, 1999, Special Meeting in Lieu of Annual Meeting of Shareholders held. Shareholders vote FOR plan of merger.
                    ---

     Shares  entitled  to  vote               2,166,282
     Shares  voting  for  plan  of  merger    2,061,410       95.000  %
     Shares  voting  against plan of merger      20,200        0.009  %
     Shares  not  participating                  84,672        0.039  %

4.  PLUME  CREEK,  INC.  (A  NEVADA  CORPORATION)

PLAN  OF  MERGER  WAS  ADOPTED  BY  UNANIMOUS  CONSENT  OF  THE  OWNERS.

Plume  Creek, Inc. (a Nevada Corporation) has only 1 Officer and Director, David
A.  Miller,  President  /  Director  and  no  stockholders,  please  note  that:

     I,  David  A.  Miller  hereby  approve  the  plan  of  merger  as proposed.

                                        /s/ David A Miller
                                        David  A.  Miller,  President/Director

5.  TERMS  AND  CONDITIONS  OF  THE  MERGER:

The surviving entity, Plume Creek, Inc. (a Nevada Corporation) will acquire all outstanding owner's interests of Plume Creek, Inc. (an Idaho Corporation).

Each stockholder of Plume Creek, Inc. (an Idaho Corporation) whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger.

     The undersigned President of the Corporation hereby declares that the foregoing Articles of Merger are true and correct to the best of his knowledge and belief.

                                   /s/ David A. Miller
                                   David  A.  Miller,  President
                                   Plume  Creek,  Inc.

                                   /s/ David A. Miller
                                   David  A.  Miller,  Secretary
                                   Plume  Creek,  Inc.

STATE  OF Idaho          )
                         )ss:
COUNTY  OF Bonner        )

     On  this  15th  day  of May, 1999, before me, the undersigned, a
Notary Public, in and for said State of Idaho, personally appeared DAVID A. MILLER who first being duly sworn, did hereby affirm that he is the President of Plume Creek, Inc. a Nevada Corporation, and that he did execute the foregoing Articles of Merger on behalf of said Corporation.

                                   /s/ Linda V. Reed
                                   NOTARY  PUBLIC

Residing  at: Clark Fork, Idaho
My  Commission  Expires:  2-20-2003


Submission page 35 of 50

STATE  OF Idaho          )
                         )ss:
COUNTY  OF Bonner        )

     On  this  15th  day  of May, 1999, before me, the undersigned, a
Notary Public, in and for said State of Idaho, personally appeared DAVID A. MILLER who first being duly sworn, did hereby affirm that he is the President of Plume Creek, Inc. a Nevada Corporation, and that he did execute the foregoing Articles of Merger on behalf of said Corporation.

                                   /s/ Linda V. Reed
                                   NOTARY  PUBLIC

Residing  at: Clark Fork, Idaho
My  Commission  Expires:  2-20-2003




State  of  Nevada,  Department  of  Taxation
(Seal  of  the  State  of  Nevada)

Plume  Creek,  Inc.
P.O.  Box  396
Murray  ID  83874

In accordance with title 32 of Nevada revised statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees/security, the above named is hereby granted the following listed permit, license or certificate for business activities conducted within the State of Nevada.

Permit,  Certificate  or  License       Registration #             Date of Issue
Business  Tax  Corporation                513256500                 4/12/99




The above listed permit, license and/or certificate, shall be considered valid unless canceled, suspended or revoked for good cause, in accordance with Title 32.

This document is not transferable, and IS NOT issued in lieu of any locally required business license, permit or registration.

POST  IN  CONSPICUOUS  PLACE














Submission page 36 of 50

ARTICLES  OF  INCORPORATION  OF  PLUME  CREEK  SILVER  MINES,  INC.

KNOW  ALL  MEN  BY  THESE  PRESENTS:

That we, the undersigned full aged citizens and residents of the United States of America, have this day voluntarily associated ourselves for the purpose of forming a corporation under the laws of the State of Idaho, and to that end we do hereby certify:

FIRST: That the name of this corporation shall be and is "PLUME CREEK SILVER MINES, INC."

SECOND:  That  this  corporation  shall  have  perpetual  existence.

THIRD: That the location of the principal office of this corporation, subject to change by the Board of Directors shall be at Clark Fork, Idaho, with the right in the corporation, however, to establish branch offices elsewhere in the United States of America, or in foreign countries at such places as its Board of Directors may direct. Meetings of the stockholders or directors, either regular or special may be called and held at any place without the State of Idaho, and within the United States as the By-Laws from time to time provide.

FOURTH: That the purpose for which this corporation is formed and the nature of the objects proposed to be transacted and carried on by it are:

(a) To search for, prospect and explore for ores, minerals, gas and oil, and to locate and hold mining claims, grounds, lodes, placers, or other mineral deposits in the United States of America, or the territories thereof, or in foreign countries, and to record the same pursuant to the mining laws of the said United States, the several states or territories thereof, or in foreign countries, and to record the same pursuant to the mining laws of the said United States, the several states or territories thereof, or other countries; to purchase acquire, own, enter, lease and rent mines, mining claims and mineral lands of every kind, nature and description; also, to purchase, acquire, own, lease or rent millsites, water rights, or timber lands, real estate, terminal facilities and other easements; to mine, explore, work and develop mining grounds of every type, nature or description, either for itself, or for other corporations or individuals upon such terms and remuneration, as it shall deem fit and proper, to mill, process, treat, smelt, refine or otherwise prepare for market, and to market ores, metals and mineral substances of all kinds and the products and by-products thereof, and to do such other actions and things necessary or conducive to the objects of the corporation, including the erection of buildings or works or facilities and the installations of machinery and appliances of every nature and description whenever required.

To buy, sell, manufacture and deal in minerals, plants, machinery, tools, implements, conveniences, provisions and things capable of being used in connection with mining operations or required by workmen and others employed by the corporation; to construct, acquire and use other buildings or works, factories and conveniences which may be necessary, directly or indirectly, in connection with any of the objects of the corporation, and to contribute thereto, subsidize or otherwise aid or take part in any such operations an also to do any other actions and things relating to mining.


Submission page 37 of 50

(b) To have succession by its corporate name, perpetually or until dissolved and its affairs wound up according to law.

(c)  To  sue  and  be  sued  in  any  court  of  law  or  equity.

(d) To make contracts and to adopt and use a common seal and alter the same at pleasure.

(e) To hold, purchase and convey real and personal estate, and to mortgage or lease any such real and personal estate with its franchises, the power to hold real and personal estate shall include the power to take the same by devise or bequest in this State, or in any other State, territory or country.

(f) To appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(g) To make By-Laws not inconsistent with the Constitution or laws of the United States, or of this State, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meeting of its directors and stockholders.

(h)  To  wind  up  and  dissolve  in  the  manner  provided  by  law.

(i) To borrow money and contract debts, when necessary for the transaction of it's business, of or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purposes of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happenings of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased or acquired, or for any other lawful intent to issue, sell and dispose of certificates of investment or participation certificates, upon such terms and under such conditions as may be authorized by law.

(j) To guarantee, purchases, hold sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of this State, or any other State or government, and while the owner of such stock, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

(k) To purchase, hold, sell and transfer shares of its own capital stock, and use therefor, its surplus, or other property or funds, provided that the corporation shall not use its funs or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation; and, provided further, that shares of its own capital stock belonging to the corporation shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum vote.

(l) To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this State, and in any of the several states, territories possessions and dependencies of the United States, District of Columbia, and any foreign countries.





Submission page 38 of 50

(m) To do all and everything necessary and proper for the accomplishment of any amendment thereof, or necessary or incidental to the protection and benefits of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in these Articles of Incorporation or any amendments thereof.

FOURTH: The authorized capital of this corporation shall consist of Five Hundred Thousand ($500,000) dollars, divided into Five Million (5,000,000) shares of one-class stock of the par value of Ten (10) cents each, and wich stock shall be non-assessable.

FIFTH: The period of existence and duration of the life of this corporation shall be perpetual.

SIXTH: The management and affairs of the corporation shall be vested in and conducted by a Board of Directors, which shall consist of not less than three
(3) and not more than seven (7) persons, provided, however, that the number of directors on said Board may be increased or decreased by a majority resolution of said Board, but in no event shall the Board have less than three (3) members; such Board of Directors shall be elected at the annual meeting of the stockholders, and such directors shall hold office for one (1) year, or until their respective successors are elected and qualified. Until the first annual meeting and until their successors are elected and qualified, and unless the number of directors shall be increased in the interim, the following named persons shall constitute the Board of Directors, to-wit:

NAME                             ADDRESS

Roy  Anderson                Box  162,  Clark  Fork,  Idaho,  83811
Evelyn  Anderson             Box  162,  Clark  Fork,  Idaho,  83811
Paul  Gabriel                Box  11,  Clark  Fork,  Idaho,  83811

The  Board  of  Directors  shall  have  power to fill vacancies in their number.

The said Board of Directors shall elect annually immediately following the annual meeting of stockholders, a president, one or more vice presidents, a secretary and a treasurer of this corporation. Said last two offices may be combined in the same person. The officers so elected shall hold office for a period of one (1) year, or until their successors are elected and qualified. Only the president and vice president need be a member of the Board of Directors of this corporation.

SEVENTH: In addition to the power conferred by statute upon the shareholders to amend, repeal or adopt By-Laws, the By-Laws of this corporation may be amended or repealed and new By-Laws adopted by a majority of the directors of this corporation, provided, however, that the Board of Directors shall not make or alter any By-Laws fixing their qualifications, classifications, term of office or compensation.

EIGHTH: The preemptive rights, otherwise provided for by statute, shall not attach to any of the shares of stock of this corporation and none of said shares shall be subject thereto for any reason.

NINTH: That the names and post office addresses of each of the incorporators of this corporation and then number of shares of stock actually subscribed and paid for by each thereof is as follows:



Submission page 39 of 50

NAME               ADDRESS                              Number  of  Shares
                                                        Subscribed  and Paid for

Roy  Anderson       Box  162,  Clark  Fork,  Idaho,  83811            10
Evelyn  Anderson    Box  162,  Clark  Fork,  Idaho,  83811            10
Paul  Gabriel       Box  11,  Clark  Fork,  Idaho,  83811             10

IN WITNESS WHEREOF, we have hereunto set our hands and seals on this 24th day of March, 1970.

/s/  Evelyn  Anderson
/s/  Roy  Anderson
/s/  Paul  Gabriel




STATE  OF  IDAHO    )
                  )  ss
County  of  Kootenai)

On this 24th day of March, 1970, before me, the undersigned Notary Public, personally appeared ROY ANDERSON, EVELYN ANDERSON and PAUL GABRIEL, known to me to be the same persons whose names are subscribed to the within instrument as Incorporators, and they duly acknowledge to me that they executed the same freely and voluntarily for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official Seal at Coeur d' Alene, Idaho, the day and year in this Certificate first above written.

/s/  Edna  G.  Almas
Notary Public in and for the State of Idaho, residing at Coeur d'Alene, Idaho. My commission expires 12-3-73



AFFIDAVIT  OF  NON-PRODUCTIVE  STATUS


STATE  OF  IDAHO    )
                  )  ss
County  of  Kootenai)

H.S.  Anderson,  being  duly  sworn,  on  oath,  deposes  and  says:

That he is the attorney for PLUME CREEK SILVER MINES, INC., which corporation is in the process of being organized under the laws of the State of Idaho; that said corporation is strictly a mining corporation and is non-productive at this time; that this Affidavit is made for the purposes of exempting said corporation from the payment of any annual license tax at this time.

/s/  H.S.  Anderson

Subscribed  and  sworn  before  me  on  this  24th  day  of  March,  1970.


/s/  Edna  G.  Almas
Notary Public in and for the State of Idaho, residing at Coeur d'Alene, Idaho. My commission expires 12-3-73

Submission page 40 of 50

Copy  of  receipt  for  fees  paid,  No  42123,  stating  that

PLUME CREEK SILVER MINES, INC, of the address of Clark Fork Idaho, a company with perpetual existence and Capital Stock of 5,000,000, paid fees totaling $111.20 on March 24, 1970 at 8 am. Witnessed by a corporation clerk, filed by Herbert Anderson.























































Submission page 41 of 50

CERTIFICATE  OF  AMENDMENT  TO  ARTICLES  OF  INCORPORATION OF PLUME CREEK, INC.





THE UNDERSIGNED President of Plume Creek, Inc., an Idaho Corporation, pursuant to the provisions of Section 30-1-61 or the Idaho Business Corporation Act, for the purpose of amending the Articles of Incorporation of said Corporation, hereby certifies as follows:

That the shareholders of said Corporation at it's Special Meeting in Lieu of Annual Meeting of Shareholders duly convened and held on the 20th day of October, 1998, adopted resolutions to amend the Articles of Incorporation of the Corporation as follows:

(1)       FIRST  Article  shall  be  amended  to  read  as  follows:

FIRST:  That  the  name  of this corporation shall be and is:  PLUME CREEK, INC.

(2)  THIRD  Article  shall  be  amended  to  read  as  follows:

THIRD: That the location and principal office of this corporation, subject to change by the Board of Directors shall be at Murray, Idaho, with the right in the corporation, however to establish branch offices elsewhere in the United States of America, or in foreign countries at such places as its Board of Directors may direct. Meetings of the stockholders or directors, either regular or special may be called and held at any place without the State of Idaho, and within the United States as the By-Laws from time to time provide.


(3)       FOURTH  Article  shall  be  amended  to  read  as  follows:

FOURTH: The authorized capital of this corporation shall consist of Five Hundred Thousand ($500,000.00) Dollars, divided into One Hundred Million (100,000,000) shares of one-class stock of the par value of 1/2 cent ($0.005) each, and which stock shall be non-assessable.

(4)     SIXTH  Article  shall  be  amended  to  read  as  follows:

SIXTH: The management and affairs of the corporation shall be vested in and conducted by a Board of Directors, which shall consist of not less than three
(3) and not more than seven (7) persons, provided, however, that the number of directors on said Board may be increased or decreased by a majority resolution of said Board, but in no event shall the Board have less than three (3) members; such Board of Directors shall be elected at the annual meeting of the stockholders, and such directors shall hold office for one (1) year, or until their respective successors are elected and qualified. Until the first annual meeting and until their successors are elected and qualified, and unless the number of directors shall be increased in the interim, the following named persons shall constitute the Board of Directors, to-wit:

NAME                             ADDRESS

Dale  F.  Miller              Box  142,  Clark  Fork,  Idaho  83811
David  A.  Miller             Box  396,  Murray,  Idaho  83874
Jeanne  B.  Miller            Box  142,  Clark  Fork,  Idaho  83811



Submission page 42 of 50

The said Board of Directors shall elect annually immediately following the annual meeting of stockholders, a president, one or more vice presidents, a secretary and a treasurer of this corporation. Said last two offices may be combined in the same person. The officers so elected shall hold office for a period of one (1) year, or until their successors are elected and qualified. Only the president and vice president need be a member of the Board of Directors of this corporation.

The foregoing amendments to the Articles of Incorporation were duly adopted by the shareholders of the Corporation on the 20th day of October, 1998.

At the date of the Meeting of the Shareholders, the number of shares of the Corporation's common stock outstanding and entitled to vote on the foregoing amendments to the Articles of Incorporation were three million, three-hundred twenty-five thousand, six hundred fifty two (3,325,652).

A total of 2,784,252 voted FOR amendment (1) (representing approximately 83.7% of the issued and outstanding shares of the Corporation) and 61,300 shares voted AGAINST amendment (1) (representing approximately 1.8% of the issued and outstanding shares of the Corporation).

A total of 2,784,252 voted FOR amendment (2) (representing approximately 83.7% of the issued and outstanding shares of the Corporation) and 61,300 shares voted AGAINST amendment (1) (representing approximately 1.8% of the issued and outstanding shares of the Corporation).

A total of 2,778,252 voted FOR amendment (3) (representing approximately 83.5% of the issued and outstanding shares of the Corporation) and 67,300 shares voted AGAINST amendment (1) (representing approximately 2% of the issued and outstanding shares of the Corporation).

A total of 2,778,252 voted FOR amendment (4) (representing approximately 83.5% of the issued and outstanding shares of the Corporation) and 67,300 shares voted AGAINST amendment (1) (representing approximately 2% of the issued and outstanding shares of the Corporation).

Dated  this 9th day  of  November,  1998

The undersigned President of the Corporation hereby declares that the foregoing Certificate of Amendment to the Articles of Incorporation is true and correct to the best of his knowledge and belief.

/s/ Dale F. Miller
Dale  F.  Miller,  President
Plume  Creek,  Inc.
















Submission page 43 of 50

State of Idaho   )
                 )
County of Bonner )

On this 9th day of November, 1998, before me the undersigned, a Notary Public, in and for said State, personally appeared DALE F. MILLER who first being duly sworn, did each hereby affirm that he is the President of Plume Creek, Inc., an Idaho Corporation, and that he did execute the foregoing Amendment to the Articles of Incorporation on behalf of said Corporation and that such instrument was executed freely and voluntarily for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ DeAnna Spurgeon, Notary Public
Residing at: Sandpoint, Idaho
My commission expires:  7-30-2004